PROPOSED AMENDMENTS TO
                              AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT
                                       of

                PRUDENTIAL-BACHE/EQUITEC REAL ESTATE PARTNERSHIP
                        A California Limited Partnership


     Article V., Section 1 of the Amended and Restated Limited Partnership Agreement of Prudential-Bache/Equitec Real Estate Partnership (the "Agreement") is hereby amended by adding to the end of such section the following new paragraph:

                    Nothwithstanding any other provision of this Agreement, the General Partners shall have the authority to effectuate the Plan, as such term is defined in the Statement Furnished in Connection with the Solicitation of Consents, dated as of
                    October   , 1997, filed with the Securities and Exchange
                    Commission on Schedule 13E-3 on October   , 1997 and as such
                    document may be amended (the "Statement").

     Article V., Section 2(i) of the Agreement is hereby amended by deleting the period at the end of such subsection and inserting at the end of such subsection the following:

                    ; and, provided further, that any Affiliate of Glenborough Corporation and/or Robert Batinovich may purchase all or any of the Assets (as such term is defined in the Statement) from the Partnership.



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     IN WITNESS WHEREOF, the General Partners have, after receiving the requisite consent of the Unitholders, executed the Amendments to the Partnership
Agreement, effective as of November   , 1997.


                        PRUDENTIAL-BACHE PROPERTIES, INC.,
                        a Delaware corporation


                        By:__________________________________

                        Title:_______________________________


                        GLENBOROUGH CORPORATION,
                        a California corporation


                        By:__________________________________

                        Title:_______________________________


                        ROBERT BATINOVICH,
                        in his individual capacity as
                        General Partner


                        By:__________________________________